Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8, No. 333-119370 and No. 033-60845 of Wilshire Enterprises, Inc. of our report dated July 29, 2011, with respect to the consolidated financial statements and financial statement schedule of Wilshire Enterprises, Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in its Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ J.H. Cohn LLP

Roseland, New Jersey
July 29, 2011

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